EXHIBIT 5

LAW OFFICES
Silver, Freedman & Taff, L.L.P.
A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
1700 WISCONSIN AVENUE, N.W.
WASHINGTON, D.C. 20007
PHONE: (202) 295-4500
FAX: (202) 337-5502 or (202) 337-5503
WWW.SFTLAW.COM

September 29, 2003

Board of Directors
Community Financial Corporation
38 North Central Avenue
Staunton, Virginia 24401

Members of the Board:

            We have acted as counsel to Community Financial Corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to 340,000 shares of the Corporation's common stock, par value $.01, per share (the "Common Stock"), to be offered pursuant to its 1996 Incentive Plan and its 2003 Stock Option and Incentive Plan (collectively, the "Plans").

            We have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Plans, the Corporation's Amended and Restated Articles of Incorporation and Bylaws, as currently in effect, resolutions of its Board of Directors and such other documents and corporate records as we deem appropriate for the purpose of giving this opinion.

            Based upon the foregoing, it is our opinion that the shares of Common Stock being so registered have been duly authorized. The shares of Common Stock when and if issued, sold and paid for as contemplated by the Plans, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

            We hereby consent to the inclusion of our opinion as Exhibit 5 to this Registration Statement on Form S-8. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours, /s/ Silver, Freedman & Taff, L.L.P. SILVER, FREEDMAN ∓ TAFF, L.L.P.